UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2020

BAR HARBOR BANKSHARES

(Exact Name of Registrant as Specified in its Charter)

Maine	001-13349	01-0393663
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

PO Box 400		04609-0400
82 Main Street		(Zip Code)
Bar Harbor, Maine
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (207) 288-3314

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $2.00 per share	BHB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Josephine Iannelli Employment Agreement

On September 14, 2020, we and Bar Harbor Bank & Trust, or BHBT, our wholly owned subsidiary, entered into a new employment agreement with Josephine Iannelli with respect to the terms of Ms. Iannelli’s continued service as our and BHBT’s Chief Financial Officer, which we refer to as the Employment Agreement. The new Employment Agreement supersedes and replaces the current employment agreement with Ms. Iannelli, which current employment agreement was scheduled to expire on October 27, 2020.  The terms of the Employment Agreement were approved by the compensation and human resources committee of our board of directors, and the compensation terms were established in part based upon the advice of our independent compensation consultant.

The initial term of the Employment Agreement is three years. In the absence of notice of intent not to extend the Employment Agreement, then the Employment Agreement will automatically extend for additional one-year terms. The Employment Agreement includes certain restrictive covenants that survive Ms. Iannelli’s termination of employment for a period of one year with respect to competition with us and non-solicitation of our customers and employees.

Under the terms of the Employment Agreement, Ms. Iannelli is entitled to an annual base salary of $420,000, which amount is not subject to automatic increase, but will be reviewed annually, and the Employment Agreement further provides that her base compensation will not be reduced downward during the term of the Employment Agreement. We have also agreed to pay Ms. Iannelli certain other consideration and benefits. Ms. Iannelli is also eligible to participate in our annual incentive and long-term incentive plans previously approved by our board of directors. Other benefits under the Employment Agreement include participation in our company benefit plans provided to other similarly situated executives and reasonable paid vacation and sick leave benefits consistent with our vacation and sick leave policies.

Ms. Iannelli’s Employment Agreement also provides for certain benefits and payments to her in the event she is terminated without “cause”, if she resigns with “good reason” (as those terms are defined in the Employment Agreement), or if the Employment Agreement is not renewed following the initial term. In addition to accrued benefits, her payment upon termination of the Employment Agreement without cause, resignation with good reason or termination of employment due to non-renewal will include (i) a lump sum payment equal to three times her base compensation as of the effective date of termination of employment, and (ii) a payment equal to 36 months of our share of premium contributions for group health benefits (including medical, vision and dental benefits). If such termination without cause or with good reason occurs as a result, or in anticipation, of a change in control (as such term is defined in the Employment Agreement), then Ms. Iannelli will also be eligible to receive a payment equal to three times her target annual bonus for such year. In each case, severance payments are conditioned on Ms. Iannelli providing us with a release of claims and complying with applicable post-employment covenants. Severance payments under the Employment Agreement may be reduced to the extent necessary to avoid the adverse tax consequences of Sections 280G and 4999 of the Internal Revenue Code of 1986.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text thereof, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Richard Maltz Executive Change in Control Severance Plan Participation Agreement

On September 15, 2020, we entered into a Participation Agreement, which we refer to as the Participation Agreement, with Richard B. Maltz, our Executive Vice President, Chief Operating Officer and Chief Risk Officer. The new Participation Agreement supersedes and replaces our current participation agreement with Mr. Maltz. The Participation Agreement permits Mr. Maltz to participate in our Executive Change in Control Severance Plan established on November 20, 2018, which we refer to as the Plan.

The Plan provides participating executives with severance benefits in the event that (i) a “change in control” of our company or BHBT occurs, and (ii) within 12 months after the “change in control,” the executive’s employment is terminated by us without “cause” or by the executive for “good reason” - referred to under the Plan as a “qualifying termination.” All terms are as defined in the Plan.

Under the Participation Agreement, Mr. Maltz is eligible for 36 months of salary and 18 months of COBRA premiums. Severance payments are made in a lump sum and conditioned on Mr. Maltz providing us with a release of claims and complying with applicable post-employment covenants. No tax gross-ups are provided to any participant under the Plan in case of any excise taxes under Sections 280G and 4999 of the Internal Revenue Code of 1986. Instead, severance payments under the Plan may be reduced to the extent necessary to avoid the adverse tax consequences of Sections 280G and 4999 (if the reduction would put the executive in a better after-tax position).

The foregoing description of the Participation Agreement does not purport to be complete and is subject to, and qualified by, our Executive Change in Control Severance Plan and our form of Executive Change in Control Severance Plan Participation Agreement included as Exhibits 10.1 and 10.2, respectively, to our Annual Report Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on March 10, 2020, which are incorporated into this Item 5.02 by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Employment Agreement, dated as of September 14, 2020, between Bar Harbor Bankshares, Bar Harbor Bank & Trust and Josephine Iannelli

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

* Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Bar Harbor Bankshares

September 16, 2020	By:	/s/ Josephine Iannelli
	Name:	Josephine Iannelli
	Title:	EVP & Chief Financial Officer